Exhibit 99.1

MORE QUESTIONS YOU MIGHT HAVE

(March 31, 2017)

Transaction Details & Integration Planning Process

1.            Will the questions/answers of all be posted so that we can all learn from each other’s questions?

We are committed to listening, learning and adapting to the feedback we get throughout the integration planning process.  Your questions form a critical part of this intelligence as this helps us understand employee sentiment, so that we can better target our communications and change management efforts.

Our commitment to transparency means we will post all answers on the MJN and RB intranets and will group responses by subject area to make them easier to navigate.  We will endeavor to answer all questions in a timely manner, with the proviso many of the questions reflect a level of detail which we are not yet in a position to respond to.

2.            How long is it estimated that the full transition to RB will take in terms of systems, people, and processes?

Our priority is to give people clarity as soon as possible, and we are working hard to provide that clarity to all employees within a few weeks after closing.  The systems and processes will be phased in based on business continuity and in a way that will cause as little disruption as possible.

Of course, we must always remember that we will operate as two separate companies until the deal is officially closed.  The completion is targeted for Q3 this year, but we are trying to be fully prepared in advance of that.

3.            RB has been open about the value MJN brings to their international business.  What are your thoughts on the US business and the value we may bring to RB?

MJN brings a brilliant brand, plus a professional and qualified team with significant healthcare and retail relationships.

4.            MJN has a number of plants in U.S. and around the world?  Will those be centralized/consolidated into RB locations or will they continue as stand-alone facilities?

As announced, the plan is for MJN to operate as a new stand-alone division within the larger RB global organization.

5.    a.             In the communication, it has been said that there will be synergies in support functions. Is Compliance considered to be a support function for RB or is it an essential part to remain intact at RB?

b.            MJN India – which is essentially a trading business with no plant – has its head office in Mumbai. Whereas, the RB head office for India is in Gurgaon. Will the head office employees be asked to migrate to Gurgaon post-merger? If it is not clear as of now, could you tell us by when will this be clear?

c.             Will be the same plan in any country or is there a different plan for every specific location?  My question is because we have been updated in general through the MJN portal, but we do not know if there is something special for our plant.

d.            It has been communicated that around the June timeframe, the vast majority of MJ employees will be notified as to the status of their future employment with MJN-RB.  What can we expect to find out in the notification?  How much information will be shared? Is the timing of the notification more confirmed at this point such as first of June, end of month or still “June”?

e.            Will I still have a job after buyout is finalized?

We are trying to provide people the clarity they seek on organization and roles as soon as possible.  We are working hard towards being able to confirm to all employees what the integration means to you, your department, and country within a few weeks after closing.

6.    a.    If an employee does not have a requirement in RB in the same role/capacity as he was in MJN, will the person be seriously considered for other roles in RB?

b.            During the town hall it was discussed that RB would apply a best of both analysis when two positions share responsibilities and one would need to be eliminated.  Having completed multiple acquisitions in RB’s past, is there any data to reflect what percentage the best of both evaluation resulted in retaining the acquisition’s employee versus the existing RB employee?

Our number 1 focus is to retain the unique capabilities that MJN brings to RB. There will for sure be some roles where there is overlap, and we will first consider location. If the role is location agnostic, we will then consider both the MJN and the RB person, with the single intention of having a combined business with the best of both companies.

7.            Will an employee who was under consideration for global mobility projects in MJN be given similar opportunity in RB or will the person has to start from scratch to be considered for such projects?

Of course we will consider all who are interested in mobility for any open position.

8.    a,    If “back office” jobs are cut in the next 3 years, will the existing MJN severance policies for years of service including rule of 70 remain the same?

b.            Does RB today have a severance policy and benefit for its current RB employees?  If so, how can we learn about it?

As with most companies, severance policies vary by geography.  The merger agreement ensures that we maintain the existing MJN severance policies until end of 2018.

9.            Does the acquisition agreement include any valuation adjustment mechanism? Has Mead Johnson made any performance commitment for the future? If yes, could you provide details of the content?

In private deals, you do sometimes see value adjustment mechanisms.  MJN is a public company, and there are no such value adjustment mechanisms in this deal.  As a public company, MJN has made public statements about its future performance.  These are contained in its own filings to the Securities Exchange Commission (SEC).

10.    I want to know what the RB vision is for the profits we make with the nutrition business.  In the past, when we were part of Bristol Myers Squibb, the investments were less, because most of the money we made in Nutrition went to pharmaceutical research.

RB is 100% committed to growing the nutrition business.  Investments are taken in a holistic way, and RB will invest as appropriate to realize the full potential of the business.

Business Operations

11.    Where are the RB brand manufacturing and distribution centers located within the US?

RB manufacturing plants include Belle Mead, NJ (aerosols); SLC, Utah (VMS); St. Peters, MO (Liquids & Tabs); Springfield, MO (Food).  RB distribution centers include Mechanicsburg, PA; Pendersergrass, GA and Springfield, MO.

12.    Does RB have corporate offices in Puerto Rico or are sales and marketing handled by a distributor?  If so, which distributor?

Yes, RB has a small sales force which covers our business in Puerto Rico.

13.    Do RB customer service reps manage sales orders or have customer service processes, order management processes, been outsourced?  This might be different by market, but in the U.S., Canada, Brazil, India, and the U.K., are order management activities performed by RB employees or have those jobs been outsourced?

For most countries, the customer service representatives are in-house, with two notable exceptions – India and Brazil.

For India, RB has outsourced the order management to our DCs, which are third-party (TP).  They also have Central order processing (again TP managed) being tested, which will go live post-qualification.

For Brazil, RB has basically two different “ordering generation” paths:

•            Manual Order Entry – sales reps put orders into JDE manually (75% of the orders);

•            EDI – done by the customers via electronic data (25% of the orders).

After the order is in the system, the order-to-delivery is managed by RB’s internal customer service department.

14.    Is RB Shared Services located in-house or outsourced?

RB has a hybrid shared services model.  There is an in-house center in Hull, UK (45 FTEs) providing data governance, judgment-based accounting, payroll and process management services.  Procurement and Finance activities are provided through Genpact, with 200 FTEs in Hyderabad and 20 FTEs in Bucharest.  Payroll Operations are outsourced to Neeyamo, with a center in Manila.  Shared Services Leadership is based in Slough.

15.    Does RB have an Ethics & Compliance function in the North America, and if so, what does the organization look like?  Also, are there designated staff who deal with interactions with HCPs and anti-bribery matters?

At RB, the Chief Compliance officer is part of the Legal team. In each market we also have chief compliance officers, many of whom are part of the local legal structure.  In addition,

we have a global Safety, Quality and Compliance team, which has people in the North America business.

Employee Compensation

16.    At what level/positions are RB employees eligible to stock options?

All RB employees are eligible to participate in a Share Purchase Programme (Share Save or GSPP) which gives employees the opportunity to purchase shares at a discount through saving monthly from their salary.  Senior management who comprise RB’s    “Top 400” are also eligible for LTIP awards.  The awards are discretionary and reviewed annually.

Employee Benefits

17.    a.             Will MJN benefits remain the same (insurance, 401k Match, etc.)?

b.            Will our benefits change?  Will our benefits be under an RB umbrella?

c.             Will the current MJN policy for paternal leave when a new child is born change?

d.            Will the MJN Nutritious Beginnings Program (discounted products for employees who are new parents) continue?

Per the merger agreement, from the closing date through December 31, 2018, MJN employees will receive employee benefits that are no less favorable in the total than the total employee benefits provided to them prior to closing.

18.  a.           What does RB offer in terms of health care benefits – is it similar to MJN in terms of things          like what is covered, deductibles and out-of-pocket costs?

b.            I am interested in know what the benefit plans are for RB in terms of short-term disability (what % of pay while off work), long-term disability, paternity leave, etc. for employees and if there is a vendor managing those programs or if RB manages those programs in-house.

c.             How many weeks of vacation do you give? Do you give sick and personal time? How many floating holidays do you have?

d.            Is there an “employee store” available to purchase products from our future sister company at a discount?

Per the merger agreement, from the closing date through December 31, 2018, MJN employees will receive employee benefits that are no less favorable in the total than the total employee benefits provided to them prior to closing.

At RB, benefits vary somewhat by geography, as they do at MJN.  For example, RB vacation and time off policies vary from country to country.  Overall, however, the benefit philosophies at MJN and RB are similar.

We understand the importance of communicating information related to these topics.   However, as we have not yet completed the merger, it is simply too early to determine any potential changes or get into specific details.

19.    a.             Will MJN employees lose their years of service?

b.            If the RB deal is completed, will an MJN employee need to work under the RB umbrella for a year before getting 16 weeks paid maternity leave or does their MJN tenure count?

No, MJN service will be recognized as RB group service.

20.  a.           Will RB products be stocked at the Mead Johnson company stores?  Maybe those products with limited shelf life?

b.            Is there an “employee store” available to purchase products from our future sister company at a discount?

This is certainly something RB is looking to pursue and will be in a position to revert once the transaction is successfully completed.

21.    a.    Hi, I think RB’s Maternity policy is great. I was wondering when that goes into effect.

I want to grow my family soon, let’s say I gave birth September of 2018, will that still be Mead Johnson’s maternity policy?

b.      I am currently pregnant, and my estimated due date is the beginning of June 2017.  Am I am eligible for the RB maternity benefits?  I will be on maternity leave when the deal is finalized, and I am hoping to take the extended leave that RB offers if granted.

The RB Maternity Leave policy will be applicable from the first day following closing for all colleagues currently on maternity leave or who go on maternity leave following closing.

401k & Other Savings Programs

22.    Will the MJN 401k remain intact for the entire calendar year of 2017 or will it cease upon the closing of the deal?  Will the match 6% employer match to the MJN 401k end when the deal closes?

Per the merger agreement, from the closing date through December 31, 2018, MJN employees will receive employee benefits that are no less favorable in total than the total employee benefits provided to them prior to closing.  The 401K program is considered one of these benefits.

23.  a.           What will happen to MJN stock in employee 401k accounts in the US?  I would think that these shares will be converted to cash at the closing price and that the employee can then choose to retain as cash or convert to one of the other investment options.  Alternatively, we could default to an age-appropriate retirement fund and again allow the employee to make changes afterward.  Some feel that this stock would be exchanged for RB stock at closing.

b.            Will RB stock be an option within the 401k plan after closing of the transaction?

As with all MJN stock, any shares in employee 401k accounts will be acquired (converted to cash) at the rate of $90 each at the closing of the transaction.  If desired, employees will be able to adjust the investment mix in their accounts per the standard procedures currently in place.

RB stock will not be one of the investment options available following closing.

24.    What is RB’s 401k match?

RB matches three-fourths of the first 6% of savings.  In addition, there is a 4% profit sharing contribution (calculated on base plus bonus) which is credited annually.

25.    I have x number of RSUs that will vest in Mar 2019.  Reading the answers online, I understand that all of the x RSUs will vest and be paid at x*$90/RSU at the end of closing.  Is my understanding correct on this?

Yes, your understanding is correct.  Similar to other MJN equity equivalents, RSUs will be acquired (converted to cash) at the rate of $90 each at the closing of the transaction.

Pension / Retirement Benefits

26.  a.    I am an active employee who qualifies for an MJN pension.  I do not anticipate retiring until after the MJN sale to RB is complete.  Is my MJN Pension safe?  I would assume that a BMS pension would also not be affected by the buyout, but could you confirm?

b.            For those employees that have a pension plan from the BMS era, will that still be honored after December 31, 2018, or are we at risk of losing that pension?

The cash value of any vested BMS/MJN pension benefits are unaffected by this proposed transaction.  Additionally, per the merger agreement, from the closing date through December 31, 2018, MJN employees will receive employee benefits that are no less favorable in total than the total employee benefits provided to them prior to closing.

At RB, benefits and pension schemes vary somewhat by geography, as they do at MJN; but overall, the benefit philosophies at MJN and RB are similar.

Rest assured, that we understand the importance of communicating information related to pensions as early as possible to enable people to plan accordingly.  As we have not yet completed the merger, it is simply too early to determine any potential changes.

27.  a.           I saw the response regarding Pension where RB states that nothing will be done regarding the MJN pension until after December 2018; but with past acquisitions by RB, what has been the “normal” action regarding pensions:

–          Keep them exactly the same?

–          Roll them into the RB pension plan, with or without a “length of employment” clause?

–          Make available additional RB retirement benefits (beyond pension payments), such as retiree medical coverage?

b.            What will be the status of MJN employees who retire from MJN?  After the deal is complete, will they be retirees of RB?  Eligible for RB health insurance?

c.             If I’m let go, do I retire as a MJN or RB employee?  What does it mean pertaining to future benefits (specifically Medical benefits)?

d.            Currently with the MJN Pension, you vest 80% at 55 and 4% each year after for a full 100% at age 60.  What happens if I get let go by RB?

e.            If I get a severance package from RB, can I still retire as an MJN employee OR is it one or the other (severance package/retire as an MJN employee)?

f.               Do you vest immediately?  At 55?  At 60?  FYI, I called the MJN Pension Service Center and they don’t have any information – I assume because the deal is not final.

g.            Are the MJN Pension options the same once we are acquired by RB?  Will we be able to leave the MJN Pension until we reach the age of 60 years old so that we obtain 100% of our pension instead of taking it out at 55 years old and losing 20% (4%/year before 60 years)?  Will the payment options change in that we will no longer be able to make a choice of a lump sum or an annuity?

h.            Since my severance will be paid out until January 2019 (past the December 2018 date), will I be able to retire from RB and still receive retiree medical insurance?  Concern is for the ongoing medical insurance, as well as being declared a retiree from the company, so I can pull from my 401K without penalty.

i.                 I have a normal retirement date of 10/1/2029 and a benefit commencement date of 10/1/2019.  As of October 2019, I will have 15 years of employment and will be 55 years of age, which meets the rule of 70 relative to pension eligibility.  Seeing as I have 3 years left to meet the rule of 70, how does Mead Johnson plan to handle this pension scenario?  Does RB have a retirement plan that I will be rolled over to or will my potential benefit amount be paid out by Mead Johnson when the merger is official?

j.                 There is an ongoing policy on mandatory retirement at age 60 effective on birth date.  With I think 1.75 months x years of service tax free.  Technically, by 60 years of age, I would have 19.5 years of service:

–          Do you have the same policy?  Our government’s mandatory retirement age is 65.

–          If there is a required lay-off or merger policy switch at close, how will this affect my retirement plan?

–          I am worried that I’ve worked for this retirement and there might be a mandatory resignation with pay-off which might be way lower than what I’ve saved for retirement.

–          Appreciate if these are communicated soonest and for our benefit to have the option to get the better option – retirement or pay off, and be able to plan ahead.

k.             Will RB continue to offer retiree benefits?

As you can see from the above, we have received numerous hypothetical and very specific questions related to individual pension and related benefit entitlements.

Please know that we want to provide additional information and answers on these topics as soon as practical.  However, we are not yet in a position to answer personal questions in detail.  What we can currently say is that – per the merger agreement – from the closing date through December 31, 2018, MJN employees will receive employee benefits that are no less favorable in total than the total employee benefits provided to them prior to closing.

Rest assured that we understand the importance of communicating information related to pension/retirement benefits as early as possible to enable people to plan accordingly.  But at this stage, it is too early to give you advice on your personal circumstances.

Other People Issues

28.    a.             Does RB have a non-discrimination policy?  If so, does it include protections for LGBT employees?

b.            Does RB offer domestic partner benefits to its non-married employees?

c.             Does RB have an employee affinity group, club or similar professional network for its LGBT employees?

RB is committed to equality of opportunity in all areas of employment and business regardless of personal characteristics including, but not limited to, gender, race, nationality, age, disability, sexual orientation or religion.

RB is further committed to providing a workplace environment where everyone has an equal opportunity to perform at the highest levels and realize their potential. This applies to all aspects of our employment policies and practices including:

•                  Recruitment, assessment and selection;

•                  Terms and conditions of employment;

•                  Compensation and benefits;

•                  Working environment;

•                  Personal development and training;

•                  Career progression; and

•                  Redundancy and redeployment.

29. a.              There is a small group of people who are working with Mead Johnson on work visas (H1b, H3 etc.) and also are in the middle of green card process.  What is your strategy for handling such cases?

b.            The main concern for most of us is that we will soon completing the 6 years cap of our current H1 authorization.  If we don’t get approved I-140s before the H1 expiration, we would be forced to leave the U.S.  Our current H1 authorizations are held under the legal entity Mead Johnson LLC.  Mead Johnson LLC will be dissolved, do we get a new H1 petition under RB?  What would happen to the ongoing green card application processes?

c.             How does the signature of MJN-RB deal affect H1B petition and travel?  If I travel outside of the US before MJN-RB deal is signed, and if MJN-RB deal is signed while I am outside of the US, are there any additional documentations to carry while entering the US?

There is no current intention to change the legal entity status for MJN, although ownership will transition to RB at closing.  With that said, the MJN and RB HR teams are working together to review all individual applications and immigration status to support employees living in the US as best we can.  And, although RB does not actively support green cards, they will honor any processes that are already underway.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements with respect to a transaction involving Mead Johnson and Reckitt Benckiser Group plc that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this communication. These risks include, but are not limited to: (1) the possibility that a transaction will not be consummated or delays in consummating the transaction; (2) adverse effects on the market price of Mead Johnson’s common stock and on Mead Johnson’s operating results because of a failure to complete the transaction; (3) negative effects relating to the announcement of the transaction or any further announcements relating to the transaction or the entrance into or consummation of the transaction on the market price of Mead Johnson’s stock; (4) unanticipated difficulties or expenditures relating to the transaction; (5) legal proceedings instituted against Mead Johnson and others in connection with the transaction; (6) disruptions of current plans and operations caused by the announcement and pendency of the transaction; (7) potential difficulties in employee retention as a result of the announcement and pendency of the transaction; (8) the response of customers, distributors, suppliers and competitors to the announcement of the transaction; (9) the ability to sustain brand strength, particularly the Enfa family of brands; (10) the effect on the company’s reputation of real or perceived quality issues; (11) the effect of regulatory restrictions related to the company’s products; (12) the adverse effect of commodity costs; (13) increased competition from branded, private label, store and economy-branded products; (14) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (15) inventory reductions by customers; (16) the adverse effect of changes in foreign currency exchange rates; (17) the effect of changes in economic, political and social conditions in the markets where we operate; (18) changing consumer preferences; (19) the possibility of changes in the Women, Infants and Children (WIC) program, or participation in WIC; (20) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products, maintain product margins, or negatively impact the company’s reputation or result in fines or penalties that decrease earnings; and (21) the ability to develop and market new, innovative products.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. Forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which might not even anticipate. There can be no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our reports filed with the Securities and Exchange Commission (“SEC”). Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Mead Johnson.

All forward-looking statements included in this communication are based upon information available to Mead Johnson as of the date of this communication, and we assume no obligation to update or revise any such forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction. In connection with the transaction, Mead Johnson will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEAD JOHNSON AND THE TRANSACTION.

Mead Johnson’s investors and security holders will be able to obtain a free copy of these documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Mead Johnson’s Website at www.meadjohnson.com or by contacting Mead Johnson:

Investors: Kathy MacDonald, 312-466-8900, kathy.macdonald@mjn.com or

Media: Christopher Perille, 312-466-5814, chris.perille@mjn.com

Participants in the Solicitation

Mead Johnson and its officers and directors may be deemed to be participants in the solicitation of proxies from Mead Johnson stockholders with respect to the transaction. Information about Mead Johnson officers and directors and their ownership of Mead Johnson common shares is set forth in the proxy statement for Mead Johnson’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2016, and in other documents filed with the SEC by Mead Johnson and its officers and directors. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Mead Johnson with the SEC.